UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant  /X/
Filed by a Party other than the Registrant  /  /

Check the appropriate box:
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/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-12

CALYPSO WIRELESS, INC.
(Name of Registrant As Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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/X/	No fee required.
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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CALYPSO WIRELESS, INC.
2500 N.W. 79th Ave., Suite 220
Doral, FL 33122
Tel: (305) 477-8722

January 3, 2008

Dear Fellow Stockholders:

It is my pleasure to invite you to an Annual Meeting of Stockholders of Calypso Wireless, Inc.  (the “Company”). The meeting will be held on Friday, February 1st, 2008, at 3:00PM Eastern Standard Time, at the Intercontinental Hotel West Miami, 2505 NW 87th Ave. Miami, FL 33172.

The principal business of the meeting will be to elect four directors to serve until the next annual meeting of the Company, and/or until their successors are duly appointed.

Stockholders of Record as of the close of business on December 31, 2007, are entitled to notice of the meeting.  All stockholders are cordially invited to attend the meeting in person.

If you are not planning to attend the meeting, it is still important that your shares be represented. Please complete, sign, date and return to us the enclosed proxy card in the envelope provided at your earliest convenience. If you do attend the Annual Meeting and wish to vote in person, you may withdraw your proxy at that time.

Sincerely,

/s/ Cristian Turrini

Cristian Turrini
President and Chief Executive Officer

CALYPSO WIRELESS, INC.
2500 N.W. 79th Ave., Suite 220
Doral, FL 33122
Telephone: (305) 477-8722

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date	Friday, February 1st, 2008
Time	3:00 p.m., Eastern Standard Time
Place	Intercontinental Hotel West Miami, 2505 NW 87th Ave. Miami, FL 33172
Record Date	December 31, 2007
Voting Method	Written ballot — Complete and return a proxy card In person — Attend and vote at the meeting

Proposals
Proposal 1	Election of four new directors, Cristian Turrini, John Dalton, W. Randal Miller, and Richard S. Pattin to replace current directors, Antonio Zapata, Julieta Moran, and Cheryl Dotson.

On behalf of the President:

Cristian Turrini, President and Chief Executive Officer
January 3, 2008

YOUR VOTE IS IMPORTANT

NO MATTER HOW MANY SHARES YOU OWNED ON THE RECORD DATE, PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, DATE AND SIGN IT, AND RETURN IT IN THE ENVELOPE PROVIDED. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, THE COMPANY ASKS FOR YOUR COOPERATION IN PROMPTLY MAILING IN YOUR PROXY CARD.

CALYPSO WIRELESS, INC.

PROXY STATEMENT

This Proxy Statement is being furnished by Calypso Wireless, Inc. (the “Company”) in connection with a solicitation of proxies by our President and Chief Executive Officer to be voted at our annual meeting of stockholders to be held on February 1st, 2008. This proxy statement and the related proxy form are first being mailed to security holders on or about January 15, 2008.

You can vote your shares using one of the following methods:

•	Complete and return a written proxy card; or
•	Attend and vote at the meeting.

Even if you submit your vote by completing and returning the proxy card, you may still vote at the meeting if you are a record holder of your shares or hold a legal proxy from the record holder. See “Additional Information — Voting by Street Name Holders.” Your vote at the meeting will constitute a revocation of your earlier voting instructions.

Stockholders are being asked to consider one proposal at the meeting. The proposal is for the election of four new directors to replace the three directors currently serving on the board.  The President’s recommendation is that you vote FOR all four new nominees to replace all three current directors.

Quorum and Required Vote

As of December 31st, 2007, 189,256,534  shares of our common were issued and outstanding and entitled to be voted at the meeting. Each share of common stock has the right to one vote on each matter that properly comes before the meeting. The presence, in person or by proxy, of the holders of record of capital stock representing a majority of the votes entitled to be cast at the meeting will constitute a quorum.

Election of Directors.    Directors are elected by a plurality of the affirmative votes cast by those shares present in person, or represented by proxy, and entitled to vote at the meeting. Four directors are to be elected by the holders of our common stock. Abstentions and broker non-votes will not be counted as having been voted in favor of a nominee. Stockholders may not cumulate votes in the election of directors.

Abstentions and Broker "Non-Votes"

Stockholders and brokers returning proxies or attending the meeting who abstain from voting will count towards determining a quorum. However, such abstentions will have no effect on the outcome of the election of directors. Broker non-votes (i.e., shares held by brokers or nominees over which the broker or nominee lacks discretionary power to vote and for which the broker or nominee has not received specific voting instructions from the beneficial owner) will be treated as present for purposes of a quorum, but will have no effect on the votes required to elect directors or to approve any other matter.

Appointment of Proxies

Stockholders who are unable to attend the meeting and vote in person may still vote by appointing a proxyholder. The person specified in the enclosed form of proxy is Cristian Turrini, the Company’s President and Chief Executive Officer. A stockholder has the right to appoint a person, who need not be a stockholder, to represent such stockholder at the meeting (or any adjournment thereof) other than the person specified in the enclosed form of proxy. Such right may be exercised by striking out the persons named as proxy and designating another person. For stockholders who wish to appoint a proxyholder, the completed form of proxy must be mailed in the enclosed envelope and received by us at the address on the proxy envelope no later than January 27th, 2008.

Voting of Proxies

The persons designated in the enclosed form of proxy will vote the shares in respect of which they are appointed proxy in accordance with the instructions of the stockholder as indicated on the proxy and, if the stockholder specifies a choice with respect to any matter to be acted upon, the shares will be voted accordingly. In absence of any such instructions, shares represented by such proxies will be voted at the meeting (i) FOR the election of the nominees for directors named below.

The enclosed form of proxy, when properly signed, confers discretionary authority upon the representative designated therein with respect to matters identified in the Notice of Meeting.

Revocation of Proxies

A registered holder of common stock who has given a proxy may revoke the proxy at any time before it is exercised by giving written notice revoking the proxy to Mr. Turrini at 11538 Wickersham Lane, Houston, Texas, 77077, by subsequently delivering another proxy bearing a later date or by attending the meeting and voting in person. Attending the meeting will not automatically revoke your proxy. A non-registered stockholder who wishes to revoke a voting instruction form should contact his broker, trustee or nominee for instructions.

Cost of Proxy Solicitation

We will bear the cost of this solicitation, including amounts paid to banks, brokers and other record owners to reimburse them for their expenses in forwarding solicitation material regarding the meeting to beneficial owners of the our common stock. The solicitation will be by mail, with the material being forwarded to the stockholders of record and certain other beneficial owners of the common stock by the Company's officers and other employees. Such officers and employees may also solicit proxies from stockholders by personal contact, by telephone, by facsimile or by electronic communication.

PROPOSALS

The details of the one proposal to be voted on at the annual meeting are set forth below.

Proposal 1 –                                Election of Three New Directors

Our board of directors currently has three members, Antonio Zapata, Julieta Moran, and Cheryl Dotson.  Four nominees, Cristian Turrini, John Dalton, W. Randal Miller, and Richard S. Pattin stand for election against the current three members of the board.

On or about December 5, 2007, the Company’s Board of Directors sent the Company’s President and Chief Executive Officer, Cristian Turrini, a Notice of Termination, which alleged, among other things, that Mr. Turrini issued 4,000,000 shares of common stock in connection with the Company’s purchase of certain patents, which issuance, the Board of Directors alleged was not approved by the Board, among other things.  Mr. Turrini disagrees with the Board’s claims, as the Board signed minutes approving the transaction and as such, Mr. Turrini does not believe that he violated his fiduciary duty to the Company or his Employment Agreement with the Company, which allegations the Board has made.  In addition a press release dated May 15th, 2007 was approved by the Board and issue by the company in relation to the purchase of those certain patents.  The Board of Directors also provided Mr. Turrini a copy of a Consent to Action without Meeting purportedly executed on November 25, 2007, which provided the Company with authorization to remove Mr. Turrini from office, however, the consent was only signed by two of the three Board members and was therefore not effective under Section 141 of the Delaware General Corporation Law.  As a result of the fact that Mr. Turrini did not violate the terms of his Employment Agreement, did not breach his fiduciary duty to the Company, and the Board’s consent to remove him from office was not effective, Mr. Turrini believes that he is still the President and Chief Executive Officer of the Company, and refutes the allegations made by the Board and the appointment of a new President and Chief Executive Officer of the Company as disclosed in the Company’s Report on Form 8-K, filed with the Commission on December 12, 2007.

Mr. Turrini has called the meeting as President, as he does not believe that the Company’s current Directors represent the best interests of the Company, and so that the Company’s shareholders can elect a new set of Directors of the Company.

Directors elected at this meeting will serve until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

Any vacancy occurring between stockholders’ meetings, including vacancies resulting from an increase in the number of directors may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.  A director elected to fill a vacancy will serve until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

Biographical information about each of these nominees is included under “Director Information” below.

The President recommends a vote “FOR” all four new nominees, Cristian Turrini, John Dalton, W. Randal Miller, and Richard S. Pattin.

Each of the four new nominees has agreed to serve if elected.  We have no reason to believe that any of the nominees would be unable or unwilling to serve if elected.  However, if for some reason any of them are unable or unwilling to accept election, our Board of Directors will consist of the nominee(s) elected at the meeting, until the next annual meeting of stockholders and until their successors are elected and qualified or until the earlier of their resignation or removal.  If you have submitted a proxy and a substitute nominee is selected, your shares will be voted for the election of the substitute nominee.

If no new nominee is appointed to the Board of Directors at the meeting, the current four members of our Board of Directors will continue to serve on the Board of Directors, until the next annual meeting of stockholders and until their successors are elected and qualified or until the earlier of their resignation or removal.

Directors are elected by a plurality of the affirmative votes cast by those shares present in person, or represented by proxy, and entitled to vote at the meeting. Three directors are to be elected by the holders of our common stock. Abstentions and broker non-votes will not be counted as having been voted in favor of a nominee. Stockholders may not cumulate votes in the election of directors.

Director Information

Set forth below is biographical and other information, as of December 31, 2007, about the persons who are nominated for election to the board of directors and the current members of the board of directors.

Nominees:

Cristian C. Turrini, age 35, joined Calypso Wireless, Inc. in Septemebr 2005 as Corporate Vice-President and was appointed President and Chief Executive Officer of the Company in March 1, 2007.  Previously Mr. Turrini worked for private companies and law firms as Director of Legal Affairs in the areas of corporate, international and entertainment law. In his capacity as Director of Legal Affairs, Mr. Turrini represented and assisted companies and individuals in numerous industries and areas, including general business, corporate, securities, telecommunications, entertainment, print and music publishing and distribution.  Mr Turrini graduated Magna Cum Laude with a BA in Economics and International Relations from Brigham Young University and also holds a Juris Doctor's degree.

John W. Dalton, age 60, is currently Managing Partner of Dalton Creations, L.L.C., a privately-held company involved in locating and funding private investment opportunities.  Mr. Dalton is also a Partner at Innovative Leisure Partners, L.L.C., a company focused in the creation and development of theme parks in Texas and Alabama, where he has been involved in funding and directing public market activities.   Mr. Dalton has also owned, run and worked for numerous other companies over the last thirty years including: ATAG, Inc., an energy related company where he oversaw financing and raised over five million dollars in capital; Zabbit Entertainment L.L.C, a children’s entertainment company that he currently owns but is in the process of selling; WorldPort Communications, Inc., an international communications company where he served as President and Chief Executive Officer and raised over $250 million in capital; and Mr. Dalton was previously the sole owner of a successful permanent and temporary employment company in Houston, Texas.

W. Randal Miller, age 49, Mr. Miller has over 25 years of senior level management experience in the securities industry including investment banking, corporate development and financial analysis. Since 1989 he has been a director and chief financial officer for D. E. Wine Investments, Inc. a FINRA member firm specializing in private equity offerings. He has been President of Coastal Bend Capital LLC, a business consulting company, since 2005. He received his Bachelors of Science degree in Economics from the University of Utah.

Richard S. Pattin, age 41, currently serves as an investment banker with D E Wine Investments (“D E Wine”).  Mr. Pattin has been with D E Wine since 1992, and is a licensed principal with FINRA.  He has extensive experience in capital markets and venture capital, specializing in telecommunications, alternative energy, and software.  Mr. Pattin has raised a substantial amount of investment capital for the Company since 2004.  Mr. Pattin is a 1991 graduate of Sam Houston State University with a BBA, majoring in Finance with a minor in Economics.

Current Directors:

Antonio Zapata, age 48, has been a director of the Company since January 2005. He has been a consultant in the chemical and industrial field. He received a chemical engineering degree from UNI University.  He does not hold any other directorships. Mr. Zapata resides in Nicaragua

Julietta J. Moran, age 61, has been a director since December 2004. From 2002-2004, Ms. Moran worked for NICACOM a telecommunication company as a Financial Consultant and Legal Advisor, responsible for financial management and projects related to the opening of multiple company locations. From 2001-2002, Ms. Moran worked as a financial consultant for a project sponsored by Interamerican Development Bank. She also served as a consultant for a governmental agency TELCOR where she was involved in financial restructuring related to the merger of TELCOR into ENITEL. Ms. Moran has a Bachelor of Science in Business Administration from the Universidad Centroamericana and Dade Community College for Business Administration, Miami. She also obtained a Bachelor of Law from the Universidad UNIVAL. She does not hold any other directorships. Ms. Moran resides in Nicaragua.

Cheryl L. Dotson, age 52, has been a director since November 2007.  Ms. Dotson has had a career in executive and senior management and management. She has been listed in Who's Who in Executive Professionals in 2004-2005. She began her career began at a "Big 4" public accounting firm. Ms. Dotson has extensive experience in operations and financial matters, has served as the national senior manager for the rollout of a major managed service solution for major consulting firm, and was involved in the negotiations with Microsoft, the technology partner and LexisNexis, the strategic partner, for the national solution. She was Chief of Staff to the Mayor of the City of Houston, the 4th largest US city, responsible for oversight of 25 departments including the information technology and management audit divisions and participated in fiscal and accounting issues related to Houston's budget. She has served as a consultant to the District of Columbia, the Metropolitan Transit Authority, and served as the chief financial officer for the Harris County-Houston Sports Authority. Prior to joining Calypso Wireless, she was President and CEO of Smart Management Services, Inc., a consulting firm, and Q Healthcare Services, Inc., a health staffing company. Ms. Dotson has a Bachelor of Business Administration with emphasis in Accounting, magna cum laude, University of Houston, 1972-1976.

Note: On December 13th, 2007 certain shareholders initiated a lawsuit against the current members of the Board for among other things breach of fiduciary duty, breach of candor, fraud among others.

There are no family relationships among our directors, executive officers or persons nominated to become directors or executive officers.

We are not aware of the occurrence during the last five years of any events that are material to an evaluation of the ability or integrity of any of our directors, persons nominated to become directors, executive officers, or control persons such as the following:

•	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•
Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting the involvement of such person in any type of business, securities or banking activities; and

•
Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Compensation

The following tables contain compensation data for the Chief Executive Officer and other named executive officers and Directors for the fiscal year ended December 31, 2006:

Summary Compensation Table

		Salary	Bonus	Stock Awards	Option Award(s)	Nonequity Incentive plan compensation	Nonqualified deferred Compensation earnings	All other compensation	Total Compensation
Name and Principal Position	Year	($) (1)	($)	($)	($) (2)	($)	($)	($)	($)

David Davila, Former CEO and President	2006	150,000	-	15,000	-	-	-	-	165,000

Cristian Turrini, Former Vice President, (current President and CEO)	2006	109,940	-	15,200	-	-	-	-	125,140

Cheryl L. Dotson – Director and Chief Financial Officer	2006	74,997	-	42,000	-	-	-	-	116,997
	2005	84,000	37,500	-	-	-	-	-	121,500

Alessandro Valenti, Vice President Research and Development	2006	115,000	-	7,000	-	-	-	-	122,000

(1)  Salary includes amounts paid as salary, contract labor and amounts accrued but not paid.

Effective March 1, 2007, Mr. Cristian Turrini entered into a two year employment agreement with the Company to serve as President and Chief Executive Officer which provided for an annual salary of $150,000 after taxes with Calypso being responsible for payments of all taxes, social security and any other payments required by state and federal law. The employment agreement provides for a 10,000 shares of R-144 stock each month.   The employment agreement grants Mr. Turrini an option to purchase 250,000 shares of common stock at an exercise price of $0.03 per year for each year of the duration of this employment Agreement.  The employment agreement provides that upon termination of the term of the contract Calypso has the option, upon mutual consent of the parties and agreed upon terms, to extend for an additional period negotiated by the parties.

On February 16, 2007, Mr. Turrini also entered into four Performance Bonus Agreements.

▪
The first performance bonus agreement grants 750,000 R-144 shares and 750,000 S-8 shares upon signing a Licensing Agreement that will bring the company a minimum of $10 million in yearly revenue.  This Agreement expires on February 20, 2008

▪
The second performance bonus agreement grants 750,000 R-144 shares and 750,000 S-8 shares upon signing a Field Trial Agreement with a large US based network company or a large US based carrier for testing the Calypso ASNAP patented technology.  This Agreement expires on February 20, 2008

▪	The third performance bonus agreement grants 1,000,000 R-144 shares and 1,000,000 S-8 shares if certain goals are achieved regarding risk mitigation. This Agreement expires on February 20, 2008.
▪	The fourth performance bonus agreement grants 250,000 R-144 shares and 250,000 S-8 shares if certain goals are achieved regarding restructuring Calypso. This Agreement expires on February 20, 2008
▪	All of the transactions above will be measured at fair value in accordance with FAS 123 R

Effective August 21, 2007, Cheryl L. Dotson accepted reappointment by the Board as Chief Financial Officer for which she submitted a resignation letter dated October 16, 2007. Ms. Dotson had been serving as a Consultant to the board for preparation of the 10-QSB for September 30, 2006, the 10KSB for December 31, 2006, and the 10QSB for the periods March 31, 2007 and June 30, 2007. Ms Dotson's consulting agreement called for her to be issued 200,000 shares for these services.

Outstanding Equity Awards at Fiscal Year-End

				Outstanding Equity Awards at Fiscal Year-End
	Number of Securities underlying unexercised options exercisable	Number of Securities underlying unexercised options unexercisable	Equity incentive plan awards: Number of Securities underlying unexercised options unearned options	Option exercise price	Option expiration date	Number of shares of units of stock that have not vested	Market value of shares of units of stock that have not vested	Equity incentive plan awards: No. of unearned shares, units or other rights that have not vested	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested
Name and Principal Position	(#)	(#)	(#)	($)		(#)	($)	(#)	($)

David Davila, Former CEO and President	333,328	-	-	0.75	None				-

Cristian Turrini, Former Vice President, (current President and CEO)	266,672	-	-	0.75	None				-

Cheryl L. Dotson – Director and CFO	100,000	-	-	0.80	None				-

Alessandro Valenti, Vice President Research and Development	100,000	-	-	0.45	None				-

The Company has included various stock option grants in certain of its employment agreements. Under these agreements, employees have the option to purchase stock at various exercise prices. Options granted to employees vest ratably over periods as determined by the vesting schedule. Certain employees’ employment agreements call for full vesting at the time of a change in control. A total of 2,722,646 shares were reserved for issuance pursuant to the exercise of outstanding stock options and warrants as of December 31, 2006.

Effective January 1, 2006, the Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 123(R), "Share-Based Payment") SFAS 123(R)).  This statement requires the Company to provide pro forma information regarding net income (loss) applicable to common stockholders and income (loss) per share as if compensation cost for the Company's stock options granted had been determined in accordance with the fair value based method prescribed in SFAS 123. The majority of the agreements relating to the stock options do not have an expiration date for the exercise of the options; therefore, the Company used 10 years in the calculation of the options value. Prior to January 1, 2006, the Company accounted for its employee stock options under the Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations.  No stock-based employee compensation cost is reflected in net income (loss), as all employee options granted has an exercise price equal to the market value of the underlying common stock on the date of grant.

The Company also grants options to non-employees for goods and services and in conjunction with certain agreements.  The Company has agreed to grant approximately 390,000 warrants to D. E. Wine Investments, Inc., of which two of the Company’s Director nominees, W. Randal Miller and Richard S. Pattin, are employees, pursuant to the investment banking agreement between the Company and D. E. Wine. The warrant is a seven-year warrant to purchase common stock of the Company at an exercise price per share equal to the price paid per share for each Security equaling 10% of the financing total in public or private placements. These grants are accounted for under SFAS No. 123(R) based on the grant date fair values The fair value of these warrants was estimated using a Black-Scholes option pricing model with the following assumptions for the warrants to be granted in 2006: risk-free interest rate of 7.5%; dividend yield of 0%; volatility factor of the expected market price of the company’s common stock of $.20; and a weighted-average expected life of the warrants is seven years. The fair value of these warrants was estimated to be $78,000.

No stock options or warrants were exercised during the years ended December 31, 2006 and 2005.

Director Summary Compensation Table

The directors serve without cash compensation, but may be granted stock as bonus compensation from time to time. The table below summarizes the compensation paid by the Company to non-employee Directors for the fiscal year ended December 31, 2006.

Director Summary Compensation Table

(a)	(b)	(c)	(d)	(e)		(f)	(g)

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-equity incentive plan compensation	Nonqualified deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Antonio Zapata - Director	-	-	-		0	-	-

Julietta Moran - Director	-	1,500	-		0	-	1,500

In 2005 Directors were not paid a fee for serving on the Board. However, Julietta Moran received $39,000 in restricted stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors, executive officers and persons who own more than 10% of a class of our equity securities which are registered under the Exchange Act to file with the Securities and Exchange Commission (the “Commission”) initial reports of ownership and reports of changes of ownership of such registered securities.  Such executive officers, directors and greater than 10% beneficial owners are required by Commission regulation to furnish us with copies of all Section 16(a) forms filed by such reporting persons.

Based solely on the reports received by the Company and filed on EDGAR by reporting persons, persons who served as officers and directors at any time of the fiscal year ended December 31, 2006 and have not filed reports required under Section 16(a) are:  Michael Pizzi, David Davila, Akshay Sharma, Alessandro Valenti, Julietta Moran failed to file Form 3, 4s or 5s during the fiscal year.  Further, Baylis Trade, Inc. and Halston Business, Inc. and Carlos Mendoza, an individual, were beneficial owners of more than 10% and failed to file Form 4s for the fiscal year ended December 31, 2006.

No Standing Audit, Nominating or Compensation Committee

We do not have a standing audit, nominating, or compensation committee, or any other committees of our board of directors performing similar functions.  We do not have an audit committee financial expert. We are trying to raise additional capital before implementing an audit, nominating or compensation committee or having someone serve as an independent audit committee financial expert.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of December 5, 2007, information with respect to (a) each person (including "group" as that term is used in section 13(d)(3) of the Securities Exchange Act of 1934 who is known to the Company to be the beneficial owner of more than five percent (5%) of the outstanding Common Stock of the Company and (b) the number and percentage of the Company's Common Stock owned by (i) each of the directors and the executive officers named on the Summary Compensation Table above and (ii) all directors and executive officers of the Company as a group. The Company believes that, unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares beneficially owned.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner(1)	Percent of Class (2)

Logistic Specialist Investment Inc.(3)	9,566,666	5.1%
PO Box 02-5640, Miami, Florida 33102
Antonio Zapata, Chairman 5753 N.W. 158 Street Miami, FL 33014	0	0.00%
Julietta Moran, Director 5753 N.W. 158 Street Miami, FL 33014	100,000	0.2%
Cristian Turrini, CEO and President 9257 Carlyle Ave Surfside, FL	455,000	0.0%
David Davila, Former CEO and President 5753 N.W. 158 Street Miami, FL 33014	270,000	0.1%
Alessandro Valenti , Vice President Via Castel Morrone 2 Milan, Italy	775,000	0.4%

All officers and directors as a group (5 persons)	1,600,000 shares	8.5%

(1) Includes accrued shares.
(2) Based on 189,256,524 shares of common stock outstanding.
(3) We believe that Carlos Mendoza is the beneficial owner of these shares.

OTHER MATTERS

No other items of business other than those presented in this information statement will be transacted at the annual meeting.

Additional Information

Record Date; Shares Outstanding

The record date for determining stockholders entitled to receive this proxy statement has been established as the close of business on December 31st, 2007 (the “Record Date”).  Only stockholders of record at the close of business on the Record Date are entitled to receive notice of and to vote their shares at the annual meeting.

As of the Record Date, we had the following classes of voting securities entitled to be voted on each proposal at the annual meeting:

•	189,256,534 shares of common stock issued and outstanding which are entitled to one vote per share.

As of the Record Date, the aggregate voting power of the common stock outstanding was 189,256,534.

Quorum

The holders of a majority of the outstanding shares of stock entitled to vote at the annual meeting must be present in person or represented by proxy before any business may be conducted.  If a quorum is not present, the stockholders who are represented may adjourn the meeting until a quorum is present.  The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice need be given unless the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting.  An adjournment will have no effect on the business that may be conducted at the meeting.

Proxies; Right to Revoke

By submitting your proxy, you will authorize Cristian Turrini, our President and Chief Executive Officer, to represent you and vote your shares at the meeting in accordance with your instructions.  He may also vote your shares to adjourn the meeting and will be authorized to vote your shares at any adjournments or postponements of the meeting.

If you attend the meeting, you may vote your 11538 Wickersham Lane, Houston, Texas, 77077, by submitting a later-dated proxy or by voting in person at the meeting.

Default Voting

If you submit a proxy, but do not indicate any voting instructions or the instructions are unclear, your shares will be voted FOR the proposal.

Voting by Street Name Holders

If your shares are held in a brokerage account or by another nominee, you are considered the “beneficial owner” of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee (the “record holder”) along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. If you do not give instructions to your record holder, the record holder will be entitled to vote your shares in its discretion on each of the proposals.

As the beneficial owner of shares, you are invited to attend the annual meeting. Please note, however, that if you are a beneficial owner, you may not vote your shares in person at the meeting unless you obtain a “legal proxy” from the record holder that holds your shares.

Proxy Solicitation

We will bear all costs of this proxy solicitation. Proxies may be solicited by mail, in person, by telephone or by facsimile by officers, directors and regular employees. We may also reimburse brokerage firms, custodians, nominees and fiduciaries for their expenses to forward proxy materials to beneficial owners.

Stockholder List

For at least ten days prior to the meeting, a list of the stockholders entitled to vote at the annual meeting will be available for examination, for purposes germane to the meeting, during ordinary business hours at our principal executive offices. The list will also be available for examination at the meeting.

CALYPSO WIRELESS, INC.
PROXY CARD

This Proxy is solicited on behalf of the President

The undersigned hereby appoints Cristian Turrini, as Proxy with full power of substitution, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Stockholders of Calypso Wireless, Inc., a Delaware corporation, for holders of record as of December 31st, 2007, to be held on Friday, February 1st, 2008, at 3:00PM Eastern Standard Time, at the Intercontinental Hotel West Miami, 2505 NW 87th Ave. Miami, FL 33172, or at any adjournment or adjournments thereof, in the manner designated below, all of the shares of common stock that the undersigned would be entitled to vote if personally present.  An aggregate of 189,256,534 votes may be cast by all stock holders entitled to vote at the annual meeting.

Proposal 1– Election of four nominees as directors, Cristian Turrini, John Dalton, W. Randal Miller, and Richard S. Pattin who will replace and supersede the current directors, Antonio Zapata, Julieta Moran, and Cheryl Dotson.

Directors recommend a vote FOR election of all four nominees, to replace all three current directors (please place a check or “x” next to the vote you would like to make):

     ________FOR all nominees

     ________Withhold all nominees

     ________Withhold authority to vote FOR the following individual nominee(s).

If you plan to attend this meeting in person, please mark this box [  ]

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE GIVEN OR THE INSTRUCTIONS ARE UNCLEAR, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.

Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign.  When signing as an attorney, executor, administrator, trustee, guardian, or  corporate officer, please indicate the capacity in which signing.

DATED:                                                      , 2008

_____________________________________
Total Number of Shares of Voting Stock

Signature:

Printed Name:___________________________

Signature if
held jointly:

Printed Name:___________________________

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.